Exhibit 11.  Statement re computation of per share earnings
(dollars in thousands, except per share amounts)
(unaudited)

                              ------------------------------------------------  ------------------------------------------------
                                           Three Months Ended,                               Six Months Ended,
                              ------------------------------------------------  ------------------------------------------------
                                   June 30, 2005           June 30, 2004             June 30, 2005           June 30, 2004
                              ------------------------ -----------------------  ------------------------ -----------------------
                                     Weighted  Per            Weighted  Per             Weighted  Per           Weighted  Per
                                      Average  Share          Average  Share            Average  Share          Average  Share
                              Income  Shares  Amount   Income  Shares  Amount   Income  Shares  Amount   Income  Shares  Amount
                              ------- ------- -------- ------ -------- -------  ------- ------- -------- ------ -------- -------
Basic Earnings per
   Common Share
Income available to
   common shareholders         $4,515   19,153   $0.24  $4,355   19,112  $0.23   $8,935   19,143   $0.47  $8,341   19,131  $0.44
                                                 =====                   =====                    ======                   =====

Effect of Dilutive Shares
Options issued to
   management                              444                      354                      433                      375
                                       -------                  -------                   ------                   ------

Diluted Earnings per
   Common Share                $4,515   19,597   $0.23  $4,355   19,466  $0.22   $8,935   19,576   $0.46  $8,341   19,506  $0.43
                              ======= ======== ======= ======== ======= ======  ======= ======== ======= ======== ======== =====

All share and per share data were restated to reflect the 3-for-2 stock split declared on January 18, 2005 and paid on February 18, 2005.